Exhibit 10.2

FLORIDA DOCUMENTARY STAMP TAXES ARE BEING PAID IN CONNECTION WITH THIS NOTE, AS REQUIRED BY FLORIDA LAW, AND EVIDENCE OF SUCH PAYMENT IS AFFIXED TO THE MORTGAGE (AS DEFINED HEREIN).

FORM OF
REVOLVING PROMISSORY NOTE

Date of Note:	June __, 2011

Amount of Note:	NINE HUNDRED SEVENTY-FIVE THOUSAND AND 00/100 DOLLARS ($975,000.00)

Maturity Date:	June __, 2013, unless otherwise accelerated pursuant to and in accordance with the terms and conditions set forth in this Note.

FOR VALUE RECEIVED,

DIAMEDIX CORPORATION, a Florida corporation (the “Borrower”), does hereby covenant and promise to pay to the order of CITY NATIONAL BANK OF FLORIDA, its successors and/or assigns (the “Lender”), at 25 West Flagler Street, Miami, Florida 33130, or at such other place as Lender may designate to Borrower in writing from time to time, in legal tender of the United States, NINE HUNDRED SEVENTY-FIVE THOUSAND AND 00/100 DOLLARS ($975,000.00), pursuant to the terms and conditions of that certain Loan Agreement dated as of even date herewith between Borrower and Lender (as the same may be amended or modified from time to time, the “Loan Agreement”), together with all accrued interest, which shall be due and payable upon the following terms and conditions contained in this Revolving Promissory Note (this “Note”) and the Loan Agreement.

A.	Interest Rate:

(a)  Interest shall accrue on the unpaid principal balance of this Note from the date hereof at a rate per annum equal to the LIBOR Rate, plus the Margin Rate (the “Interest Rate”).

(b)  As used herein, “LIBOR Rate” shall mean the rate of interest per annum equal to the London Interbank Offered Rate (“LIBOR”) for thirty (30) day U.S. dollar deposits as published in the “Money Rates” column of the local edition of The Wall Street Journal.  If such rate is no longer available, Lender shall choose a new LIBOR Rate based on comparable information and Lender shall promptly deliver to Borrower notice of such new LIBOR Rate.  If more than one rate is quoted, Lender shall use the arithmetic average of such rates, and Lender shall promptly deliver to Borrower notice of such new LIBOR Rate.

(c)  As used herein, “Margin Rate” shall mean a rate of interest per annum equal to four percent (4.00%).  Notwithstanding the forgoing, in the event that Borrower fails to satisfy the depository relationship requirements (set forth in Section 5(s) of the Loan Agreement), such failure shall automatically cause the Margin Rate to increase by two percentage points (2.00%) per annum for as long as such failure continues unremedied.

(d)  Interest shall be calculated at the rate of 1/360 of the annual rate of interest for each day that principal is outstanding (i.e., interest will accrue and be paid on the actual number of calendar days elapsed from the date hereof based on a 360 day year).  Interest shall be payable monthly, according to the terms and conditions as set forth herein.

B.	Payment Terms:

(a)  Commencing on July 10, 2011 and continuing on the tenth (10th) day of each month thereafter, Borrower shall make monthly payments of accrued interest in arrears. Unless this Note is otherwise accelerated in accordance with the terms and conditions hereof, the entire outstanding principal balance of this Note plus all accrued interest shall be due and payable in full on June __, 2013 (the “Maturity Date”).

(b)  Borrower may borrow, repay and reborrow, and Lender may advance and readvance under this Note respectively from time to time until the Maturity Date, subject to the conditions set forth in the Loan Agreement.

C.	Security:

This Note is secured, in part, by the collateral more particularly described in (i) that certain Mortgage, Assignment of Rents and Security Agreement dated as of even date herewith, from Borrower in favor of Lender, to be recorded in the Public Records of Miami-Dade County, Florida (as the same may be modified or amended from time to time, the “Mortgage”), (ii) that certain Security Agreement dated as of even date herewith from Borrower in favor of Lender (as the same may be amended or modified from time to time, the “Security Agreement”), (iii) that certain UCC-1 Financing Statement from Borrower, as debtor, in favor of Lender, as secured party, to be recorded in the Public Records of Miami-Dade County, Florida and filed with the Florida Secured Transaction Registry (collectively, the “UCC”), and (iv) all other security instruments executed in connection therewith.

D.	Loan Documents:

This Note, the Loan Agreement, the Mortgage, the Security Agreement, the UCC, that certain Guaranty of Payment and Performance dated as of even date herewith from IVAX DIAGNOSTICS, INC., a Delaware corporation (“IVAX Diagnostics”) in favor of Lender (the “IVAX Diagnostics Guaranty”), that certain Guaranty of Payment and Performance dated as of even date herewith from IMMUNOVISION, INC., a Florida corporation (“Immunovision”) in favor of Lender (the “Immunovision Guaranty”), that certain Guaranty of Payment and Performance dated as of even date herewith from DELTA BIOLOGICALS S.r.l., a company organized under the laws of Italy (“Delta Biologicals”) in favor of Lender (the “Delta Biologicals Guaranty”; the IVAX Diagnostics Guaranty, the Immunovision Guaranty and the Delta Biologicals Guaranty are hereinafter collectively referred to as the “Guaranty”) (IVAX Diagnostics, Immunovision and Delta Biologicals are hereinafter collectively referred to as the “Guarantor”), that certain Environmental Compliance and Indemnity Agreement dated as of even date herewith from Borrower and each Guarantor in favor of Lender (as the same may be amended, restated, modified or replaced from time to time, the “Environmental Indemnity Agreement”), and all other documents and instruments executed in connection with this Note are hereinafter individually and/or collectively referred to as the “Loan Documents”.

E.	Default Interest Rate:

All principal and installments of interest shall bear interest from the date that said payments are due and unpaid or from the date of the occurrence and during the continuance of any Event of Default (as hereinafter defined) beyond the expiration of any applicable grace or cure period, if any, under this Note, the Mortgage, the Security Agreement, the Loan Agreement or any other Loan Document, at a rate equal to three percentage points (3.00%) above the then applicable Margin Rate (the “Default Rate”).

F.	Prepayment/ Prepayment Compensation:

Borrower may make prepayments of principal under this Note without penalty or premium. Any prepayment under this Note shall be applied to the outstanding principal balance of this Note in any manner determined by Lender, in its sole discretion. No prepayment shall cause a reamortization of the outstanding principal balance under this Note.

G.	Yield Protection; Break Funding Indemnification:

Borrower shall pay to the Lender on written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Lender by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Lender, its holding company or any of their respective assets.  In addition, the Borrower agrees to indemnify the Lender against any liabilities, losses or expenses (including, without limitation, loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any amounts hereunder (or any part thereof) bearing interest at the Interest Rate which the Lender sustains or incurs as a consequence of either (i) the Borrower’s failure to make a payment on the due date thereof, (ii) the Borrower’s revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Lender to request, convert, renew or prepay any amounts bearing interest at the Interest Rate, or (iii) the Borrower’s payment or prepayment (whether voluntary, after acceleration of the maturity of this Note or otherwise) or conversion of any amounts bearing interest at the Interest Rate on a day other than the regularly scheduled due date therefor.  A notice as to any amounts payable pursuant to this paragraph given to the Borrower by the Lender shall, in the absence of manifest error, be conclusive and shall be payable upon demand. The Borrower’s indemnification obligations hereunder shall survive the payment in full of all amounts payable hereunder.

H.	Late Charges:

Lender may collect a late charge not to exceed an amount equal to five percent (5%) of any amount which is not paid within fifteen (15) days after the due date thereof, to cover the extra expense involved in handling delinquent payments, provided that collection of said late charge shall not be deemed a waiver by Lender of any of its rights under this Note.  Notwithstanding the foregoing, there shall be no grace period or late charges for payments due on the outstanding principal balance due on the Maturity Date or upon acceleration, as set forth in Section I below, but such outstanding balance shall accrue interest at the Default Rate.

I.	Default and Acceleration:

If either of the following occurs, at the Lender's option, exercisable in its sole discretion, all sums of principal and interest under this Note may be accelerated and become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, except as specifically provided in the Loan Agreement:

a.  Borrower fails to pay when due, whether on the scheduled due date or upon acceleration, maturity or otherwise, any principal or interest payable under this Note; or

b.  The occurrence of any “Event of Default” (as defined in the Loan Agreement) which is not cured within any applicable cure period set forth in the Loan Agreement.

In any such event, all sums of principal and interest under this Note shall automatically become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character. All persons now or at any time liable for payment of this Note hereby waive presentment, protest, notice of protest and dishonor. The Borrower expressly consents to any extension or renewal, in whole or in part, and all delays in time of payment or other performance which Lender may grant at any time and from time to time without limitation and without any notice or further consent of the undersigned.

The remedies of Lender as provided herein, or in the Security Agreement, the Mortgage, the Loan Agreement or the other Loan Documents shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as the occasion therefor shall arise.

The Lender may, in the sole discretion of Lender, accept payments made by Borrower after any default has occurred, without waiving any of Lender's rights herein.

J.	Costs:

In the event that this Note is collected by law or through attorneys at law, or under advice therefrom (whether such attorneys are employees of Lender or an affiliate of Lender or are outside counsel), Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof hereby, severally and jointly agree to pay all reasonable costs of collection, including reasonable attorneys' fees including reasonable charges for paralegals, appraisers, experts and consultants working under the direction or supervision of Lender's attorneys, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors' proceedings or otherwise.

K.	Loan Charges:

Nothing herein contained, nor any transaction related thereto, shall be construed or so operate as to require Borrower or any person liable for the repayment of same, to pay interest in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other charges paid by Borrower, or any parties liable for the payment of the Loan made pursuant to this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest permitted under the law in effect while said interest is being earned, then any and all of such excess shall be and is waived by Lender, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of the excess that exceeds the principal balance shall be paid by Lender to Borrower or any parties liable for the payment of the Loan made pursuant to this Note so that under no circumstances shall the Borrower, or any parties liable for the payment of the Loan hereunder, be required to pay interest in excess of the maximum rate allowed by applicable law.

L.	Jurisdiction:

The laws of the State of Florida shall govern the interpretation and enforcement of this Note. In the event that legal action is instituted to collect any amounts due under, or to enforce any provision of, this instrument, Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof consent to, and by execution hereof submit themselves to, the jurisdiction of the courts of the State of Florida, and, notwithstanding the place of residence of any of them or the place of execution of this instrument, such litigation may be brought in or transferred to a court of competent jurisdiction in and for Miami-Dade County, Florida.

M.	Miscellaneous:

1.	TIME IS OF THE ESSENCE OF THIS NOTE.

2.
It is agreed that the granting to Borrower or any other party of an extension or extensions of time for the payment of any sum or sums due under this Note or under the Security Agreement or under the Mortgage or for the performance of any covenant or stipulation thereof or the taking of other or additional security shall not in any way release or affect the liability of Borrower under this Note or any of the Loan Documents.

3.	This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

4.	All parties to this Note, whether Borrower, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, notice, protest, notice of protest and notice of dishonor.

5.
Anything herein to the contrary notwithstanding, the obligations of Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of law applicable to Lender limiting the maximum rate of interest which may be charged or collected by Lender.

6.
Borrower acknowledges that Lender shall have no obligation whatsoever to renew, modify or extend this Note or to refinance the indebtedness under this Note upon the maturity thereof, except as specifically provided herein.

7.
Lender shall have the right to accept and apply to the outstanding balance of this Note and all payments or partial payments received from Borrower after the due date therefor, whether this Note has been accelerated or not, without waiver of any of Lender's rights to continue to enforce the terms of this Note and to seek any and all remedies provided for herein or in any instrument securing the same, including, but not limited to, the right to foreclose on such security.

8.
The term “Borrower” as used herein, in every instance shall include the makers of this Note, and its heirs, executors, administrators, successors, legal representatives and assigns, and shall denote the singular and/or plural, the masculine and/or feminine, and natural and/or artificial persons whenever and wherever the context so requires or admits.

9.	If more than one party executes this Note, all such parties shall be jointly and severally liable for the payment of this Note.

N.	Waiver of Jury Trial:

BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO EXTEND TO BORROWER THE LOAN EVIDENCED BY THIS NOTE.

Borrower has duly executed this Note effective as of the date set forth hereinabove.

BORROWER:

DIAMEDIX CORPORATION, a Florida corporation

By:
Arthur R. Levine, Chief Financial Officer and
Secretary

STATE OF FLORIDA	)
)SS:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was sworn to and subscribed before me this _____ day of June, 2011, by Arthur R. Levine, as Chief Financial Officer and Secretary of DIAMEDIX CORPORATION, a Florida corporation, on behalf of the corporation. He is personally known to me or has produced a ______________________ as identification, and took an oath.

Print or Stamp Name:
Notary Public, State of Florida
Commission No.
My Commission Expires: